                           Nextel Communications, Inc.

                                       to

                          Harris Trust and Savings Bank
                                     Trustee



                                ----------------


                                    Indenture

                          Dated as of February 11, 1998


                                ----------------


             9.95% Senior Serial Redeemable Discount Notes due 2008

                           Nextel Communications, Inc.

               Reconciliation and tie between Trust Indenture Act
              of 1939 and Indenture, dated as of February 11, 1998

Trust Indenture                                                                              Indenture
  Act Section                                                                                 Section
---------------                                                                              ---------
      Section 310(a)(1)         ...................................................          609
                 (a)(2)         ...................................................          609
                 (a)(3)         ...................................................          Not Applicable
                 (a)(4)         ...................................................          Not Applicable
                 (a)(5)         ...................................................          609
                 (b)            ...................................................          608, 610
      Section 311(a)            ...................................................          613
                 (b)            ...................................................          613
                 (c)            ...................................................          613
      Section 312(a)            ...................................................          701, 702
                 (b)            ...................................................          702(b)
                 (c)            ...................................................          702(c)
      Section 313(a)            ...................................................          703
                 (b)            ...................................................          703
                 (c)            ...................................................          703
                 (d)            ...................................................          703(b)
      Section 314(a)(1)-(3)     ...................................................          704
                 (a)(4)         ...................................................          1017
                 (b)            ...................................................          Not Applicable
                 (c)(1)         ...................................................          102, 401, 1204
                 (c)(2)         ...................................................          102, 401, 1204
                 (c)(3)         ...................................................          1204
                 (d)            ...................................................          Not Applicable
                 (e)            ...................................................          102
      Section 315(a)            ...................................................          601, 603
                 (b)            ...................................................          602
                 (c)            ...................................................          601
                 (d)            ...................................................          601
                 (e)            ...................................................          514
      Section 316(a)(1)(A)      ...................................................          512
                 (a)(1)(B)      ...................................................          513
                 (a)(2)         ...................................................          Not Applicable
                 (b)            ...................................................          508
                 (c)            ...................................................          104
      Section 317(a)(1)         ...................................................          503
                 (a)(2)         ...................................................          504
                 (b)            ...................................................          1003
      Section 318(a)            ...................................................          107

                                                           TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----


RECITALS OF THE COMPANY      ..............................................................................1

                                                             ARTICLE ONE

                                                   Definitions and Other Provisions
                                                        of General Application

SECTION 101.  Definitions    ..............................................................................1
                             Accreted Value................................................................2
                             Acquired Debt.................................................................2
                             Act   ........................................................................3
                             Affiliate.....................................................................3
                             Agent Members.................................................................3
                             Annualized Operating Cash Flow................................................3
                             Authenticating Agent..........................................................3
                             Average Life..................................................................3
                             Beneficial Owner..............................................................3
                             Board of Directors............................................................3
                             Board Resolution..............................................................4
                             Business Day..................................................................4
                             Capital Lease Obligations.....................................................4
                             Capital Stock.................................................................4
                             Change of Control.............................................................4
                             Closing Date..................................................................6
                             Closing Price.................................................................6
                             Code  ........................................................................7
                             Commission....................................................................7
                             Common Stock..................................................................7
                             Company.......................................................................7
                             Company Request...............................................................7
                             Company Order.................................................................7
                             Consolidated Adjusted Net Income..............................................7
                             Consolidated Adjusted Net Loss................................................7
                             Consolidated Adjusted Net Income (Loss).......................................8
                             Consolidated Debt to Annualized Operating Cash Flow
                                   Ratio...................................................................8
                             Consolidated Interest Expense.................................................8
                             Consolidated Net Income.......................................................8
                             Consolidated Net Loss.........................................................8
                             Consolidated Net Income (Loss)................................................9
                             Consolidated Net Worth........................................................9

                             Consolidation.................................................................9
                             Corporate Trust Office........................................................9
                             Corporation...................................................................9
                             Covenant Defeasance...........................................................9
                             Credit Facility...............................................................9
                             Debt  .......................................................................10
                             Default......................................................................10
                             Default Amount...............................................................10
                             Defaulted Interest...........................................................10
                             Defeasance...................................................................10
                             Depository...................................................................10
                             Digital Mobile...............................................................10
                             Digital Mobile-SMR Operating Cash Flow.......................................11
                             Directed Investment..........................................................11
                             Disinterested Director.......................................................11
                             Event of Default.............................................................12
                             Exchange Securities..........................................................12
                             Exchange Act.................................................................12
                             Existing Indentures..........................................................12
                             Existing Senior Notes........................................................12
                             Expiration Date..............................................................12
                             Fair Market Value............................................................12
                             FCC   .......................................................................13
                             Global Securities............................................................13
                             Guarantee....................................................................13
                             Holder.......................................................................13
                             Incur .......................................................................13
                             Indenture....................................................................13
                             Institutional Accredited Investor............................................13
                             Interest Payment Date........................................................14
                             Investment...................................................................14
                             Investment Grade.............................................................14
                             Licenses.....................................................................14
                             Lien  .......................................................................14
                             Marketable Securities........................................................14
                             Maturity.....................................................................15
                             Memorandum...................................................................15
                             Moody's......................................................................15
                             Non-U.S. Person..............................................................15
                             Notice of Default............................................................15
                             October Indenture............................................................15
                             October Notes................................................................15
                             Offer .......................................................................15
                             Offer to Purchase............................................................15
                             Officers' Certificate........................................................17
                             Offshore Global Securities...................................................17

                             Offshore Physical Securities.................................................17
                             Operating Cash Flow..........................................................17
                             Operating Cash Flow to Consolidated Interest Expense
                                   Ratio..................................................................18
                             Opinion of Counsel...........................................................18
                             Outstanding..................................................................18
                             pari passu...................................................................19
                             Paying Agent.................................................................19
                             Permitted Debt...............................................................19
                             Permitted Distribution.......................................................20
                             Permitted Investment.........................................................21
                             Permitted Transaction........................................................21
                             Person.......................................................................21
                             Predecessor Security.........................................................21
                             Preferred Capital Stock......................................................21
                             Private Placement Legend.....................................................21
                             Purchase Amount..............................................................22
                             Purchase Date................................................................22
                             Purchase Price...............................................................22
                             QIB   .......................................................................22
                             Record Expiration Date.......................................................22
                             Redeemable Stock.............................................................22
                             Redemption Date..............................................................22
                             Redemption Price.............................................................22
                             Registration Rights Agreement................................................22
                             Registration Statement.......................................................22
                             Regular Record Date..........................................................22
                             Regulation S.................................................................23
                             Required Consent.............................................................23
                             Restricted Payments..........................................................23
                             Restricted Subsidiary........................................................23
                             Rule 144A....................................................................23
                             S&P   .......................................................................23
                             Securities...................................................................23
                             Securities Act...............................................................24
                             Security Register............................................................24
                             September Indenture..........................................................24
                             September Notes..............................................................24
                             Series D Exchange Debenture Indenture........................................24
                             Series D Preferred Stock.....................................................24
                             Series E Preferred Stock.....................................................24
                             Shelf Registration Statement.................................................24
                             Special Record Date..........................................................24
                             Specialized Mobile Radio.....................................................24
                             Stated Maturity..............................................................24
                             Subsidiary...................................................................25

                             Total Common Equity..........................................................25
                             Total Market Value of Equity.................................................25
                             Trading Day..................................................................25
                             Trustee......................................................................25
                             Trust Indenture Act..........................................................25
                             U.S. Global Securities.......................................................25
                             U.S. Government Obligation...................................................25
                             U.S. Physical Securities.....................................................26
                             Unrestricted Subsidiary......................................................26
                             Vendor Financing Debt........................................................26
                             Vice President...............................................................26
                             Voting Stock.................................................................26
                             Wholly Owned Restricted Subsidiary...........................................26

SECTION 102.  Compliance Certificates and Opinions........................................................26

SECTION 103.  Form of Documents Delivered to Trustee......................................................27

SECTION 104.  Acts of Holders; Record Dates...............................................................27

SECTION 105.  Notices, Etc., to Trustee and Company.......................................................30

SECTION 106.  Notice to Holders; Waiver...................................................................30

SECTION 107.  Conflict with Trust Indenture Act...........................................................30

SECTION 108.  Effect of Headings and Table of Contents....................................................31

SECTION 109.  Successors and Assigns......................................................................31

SECTION 110.  Separability Clause.........................................................................31

SECTION 111.  Benefits of Indenture.......................................................................31

SECTION 112.  Governing Law  .............................................................................31

SECTION 113.  Legal Holidays .............................................................................31

SECTION 114.  No Recourse Against Others..................................................................31

                                                             ARTICLE TWO

                                                            Security Forms

SECTION 201.  Forms Generally.............................................................................32

SECTION 202.  Form of Face of Security....................................................................33

SECTION 203.  Form of Reverse of Security.................................................................35

SECTION 204.  Form of Trustee's Certificate of Authentication.............................................41

SECTION 205.  Restrictive Legends.........................................................................41

                                                            ARTICLE THREE

                                                            The Securities

SECTION 301.  Title and Terms.............................................................................43

SECTION 302.  Denominations  .............................................................................44

SECTION 303.  Execution, Authentication, Delivery and Dating..............................................44

SECTION 304.  Temporary Securities........................................................................45

SECTION 305.  Registration, Registration of Transfer and Exchange.........................................45

SECTION 306.  Book-Entry Provisions for Global Security...................................................46

SECTION 307.  Special Transfer Provisions.................................................................48

SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities............................................50

SECTION 309.  Payment of Interest; Interest Rights Preserved..............................................51

SECTION 310.  Persons Deemed Owners.......................................................................52

SECTION 311.  Cancellation   .............................................................................52

SECTION 312.  Computation of Interest.....................................................................53

SECTION 313.  CUSIP, CINS and ISIN Numbers................................................................53



                                                             ARTICLE FOUR

                                                      Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge of Indenture.....................................................53

SECTION 402.  Application of Trust Money..................................................................54

                                                             ARTICLE FIVE

                                                               Remedies

SECTION 501.  Events of Default...........................................................................55

SECTION 502.  Acceleration of Maturity; Rescission and Annulment..........................................56

SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                             Trustee......................................................................58

SECTION 504.  Trustee May File Proofs of Claim............................................................58

SECTION 505.  Trustee May Enforce Claims Without Possession of
                             Securities...................................................................59

SECTION 506.  Application of Money Collected..............................................................59

SECTION 507.  Limitation on Suits.........................................................................60

SECTION 508.  Unconditional Right of Holders to Receive Principal,
                             Premium and Interest.........................................................60

SECTION 509.  Restoration of Rights and Remedies..........................................................60

SECTION 510.  Rights and Remedies Cumulative..............................................................61

SECTION 511.  Delay or Omission Not Waiver................................................................61

SECTION 512.  Control by Holders..........................................................................61

SECTION 513.  Waiver of Past Defaults.....................................................................61

SECTION 514.  Undertaking for Costs.......................................................................62

SECTION 515.  Waiver of Stay or Extension Laws............................................................62

                                                              ARTICLE SIX

                                                              The Trustee

SECTION 601.  Certain Duties and Responsibilities.........................................................63

SECTION 602.  Notice of Defaults..........................................................................63

SECTION 603.  Certain Rights of Trustee...................................................................63

SECTION 604.  Not Responsible for Recitals or Issuance of Securities......................................64

SECTION 605.  May Hold Securities.........................................................................64

SECTION 606.  Money Held in Trust.........................................................................64

SECTION 607.  Compensation and Reimbursement..............................................................65

SECTION 608.  Conflicting Interests.......................................................................65

SECTION 609.  Corporate Trustee Required; Eligibility.....................................................66

SECTION 610.  Resignation and Removal; Appointment of Successor...........................................66

SECTION 611.  Acceptance of Appointment by Successor......................................................67

SECTION 612.  Merger, Conversion, Consolidation or Succession to
                             Business.....................................................................68

SECTION 613.  Preferential Collection of Claims Against Company...........................................68

SECTION 614.  Appointment of Authenticating Agent.........................................................68

                                                             ARTICLE SEVEN

                                           Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of
                             Holders......................................................................70

SECTION 702.  Preservation of Information; Communications to Holders......................................70

SECTION 703.  Reports by Trustee..........................................................................70

SECTION 704.  Reports by Company..........................................................................71

                                                             ARTICLE EIGHT

                                         Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  Company May Consolidate, Etc................................................................71

SECTION 802.  Successor Substituted.......................................................................72

                                                             ARTICLE NINE

                                                        Supplemental Indentures

SECTION 901.  Supplemental Indentures Without Consent of Holders..........................................73

SECTION 902.  Supplemental Indentures with Consent of Holders.............................................73

SECTION 903.  Execution of Supplemental Indentures........................................................74

SECTION 904.  Effect of Supplemental Indentures...........................................................74

SECTION 905.  Conformity with Trust Indenture Act.........................................................75

SECTION 906.  Reference in Securities to Supplemental Indentures..........................................75

                                                              ARTICLE TEN

                                                               Covenants

SECTION 1001.  Payment of Principal, Premium and Interest.................................................75

SECTION 1002.  Maintenance of Office or Agency............................................................75

SECTION 1003.  Money for Security Payments to be Held in Trust............................................76

SECTION 1004.  Existence     .............................................................................77

SECTION 1005.  Maintenance of Properties..................................................................77

SECTION 1006.  Payment of Taxes and Other Claims..........................................................77

SECTION 1007.  Maintenance of Insurance...................................................................78

SECTION 1008.  Limitation on Consolidated Debt............................................................78

SECTION 1009.  Limitation on Restricted Payments..........................................................78

SECTION 1010.  Restricted Subsidiaries....................................................................82

SECTION 1011.  Transactions with Affiliates...............................................................83

SECTION 1012.  [Intentionally Omitted]....................................................................83

SECTION 1013.  Change of Control..........................................................................83

SECTION 1014.  [Intentionally Omitted]....................................................................84

SECTION 1015.  Activities of the Company and Restricted Subsidiaries......................................84

SECTION 1016.  Provision of Financial Information.........................................................84

SECTION 1017.  Statement by Officers as to Default; Compliance
                             Certificates.................................................................84

SECTION 1018.  Waiver of Certain Covenants................................................................85

SECTION 1019.  Company to Supply Information Concerning
                                               Original Issue Discount....................................85

                                                            ARTICLE ELEVEN

                                                       Redemption of Securities

SECTION 1101.  Right of Redemption........................................................................85

SECTION 1102.  Applicability of Article...................................................................86

SECTION 1103.  Election to Redeem; Notice to Trustee......................................................86

SECTION 1104.  Selection by Trustee of Securities to Be Redeemed..........................................87

SECTION 1105.  Notice of Redemption.......................................................................87

SECTION 1106.  Deposit of Redemption Price................................................................88

SECTION 1107.  Securities Payable on Redemption Date......................................................88

SECTION 1108.  Securities Redeemed in Part................................................................88

                                                            ARTICLE TWELVE

                                                  Defeasance and Covenant Defeasance

SECTION 1201.  Company's Option to Effect Defeasance or Covenant
                             Defeasance...................................................................89

SECTION 1202.  Defeasance and Discharge...................................................................89

SECTION 1203.  Covenant Defeasance........................................................................90

SECTION 1204.  Conditions to Defeasance or Covenant Defeasance............................................90

SECTION 1205.  Deposited Money and U.S. Government Obligations to Be
                             Held in Trust; Miscellaneous Provisions......................................92

SECTION 1206.  Reinstatement .............................................................................92


                                                               EXHIBITS

EXHIBIT A                    Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

EXHIBIT B                    Form of Certificate to Be Delivered in Connection with Transfers to Non-
                             QIB Institutional Accredited Investors

EXHIBIT C                    Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

                     INDENTURE, dated as of February 11, 1998, between Nextel Communications, Inc., a Delaware corporation (herein called the "Company"), having its principal office at 1505 Farm Credit Dr., McLean, Virginia 22102 and Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                     The Company has duly authorized the creation of an issue of its Senior Serial Redeemable Discount Notes due 2008 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.  Definitions.

                     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                     (3) whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation will be made as if the transactions or events occurred on the first day of such period, unless otherwise specified herein, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                     (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture;

                     (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                     (6) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

                     Certain terms, used principally in Article Six, are defined in that Article.

                     Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

                     "Accreted Value" of any Outstanding Security as of or to any date of determination means an amount equal to the sum of (i) the issue price of such Security as determined in accordance with
           Section 1273 of the Code plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Security) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Security (a) for each six-month or shorter period ending February 15 or August 15 prior to the date of determination (each a "Semi-Annual Accrual Date") and (b) for the shorter period, if any, from the immediately preceding Semi-Annual Accrual Date to the date of determination, plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such Security, which amounts are considered as part of the "stated redemption price at maturity" of such Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

                     "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

                     "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. "Affiliate" shall be deemed to include, but only for purposes of Section 1011 and without limiting the application of the preceding sentence for the purpose of such or any other Section, any Person owning, directly or indirectly, (i) 10% or more of the Company's outstanding Common Stock or (ii) securities having 10% or more of the total voting power of the Company's Voting Stock. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

                     "Agent Members" has the meaning provided in Section 306(a).

                     "Annualized Operating Cash Flow" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

                     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 hereof to act on behalf of the Trustee to authenticate Securities.

                     "Average Life" means, at any date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Debt and (b) the amount of such principal payment by
           (ii) the sum of all such principal payments.

                     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a person shall be deemed to have beneficial ownership of all securities that such person has a right to acquire within 60 days, provided that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and
           (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

                     "Board of Directors" means (i) whenever used in Sections 1009 through 1015, inclusive, the board of directors of the Company and (ii) whenever used elsewhere herein, either the board of directors of the Company or any duly authorized committee of that board.

                     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification and delivered to the Trustee.

                     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

                     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with generally accepted accounting principles and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

                     "Change of Control" means the occurrence of any of the following events:

                               (a)  any person (as such term is used in
                     Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company; provided that no Change of Control shall be deemed to occur pursuant to this clause (a) (x) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

                               (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided that no Change of Control shall be deemed to occur pursuant to this clause
                     (b), (x) if the surviving or transferee Person or the person referred to in clause (b)(ii) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or
                     (y) if the surviving or transferee Person or such other person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

                               (c)  during any consecutive two-year period,
                     individuals who at the beginning of such period constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                     Any event that would constitute a Change of Control pursuant to clause (a) or (b) above (i) but for the proviso thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met and (ii) if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of the Company to, or merger or consolidation of the Company with, any Person (any such transaction, a "Restructuring Transaction") effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (i) of the definition of the term "Permitted Transactions" shall not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith (the "Restructuring Closing"), were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company would remain, immediately after such Restructuring Closing (and after taking into account all issuances of securities in such Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be); provided that, immediately after any transaction or combination of transactions described in this clause (ii), no person (as such term is used in Sections 13(d) and 14(a) of the Exchange Act and the regulations thereunder) is the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be) unless such person (as so defined) was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company immediately before such transaction or combination of transactions.

                     "Closing Date" means the date on which the Securities are originally issued hereunder.

                     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by the Company for that purpose.

                     "Code" means the Internal Revenue Code, as amended from time to time, and the rules and regulations thereunder.

                     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

                     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                     "Consolidated Adjusted Net Income" and "Consolidated Adjusted Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,
           (b) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) all payments in respect of dividends on shares of Preferred

           Capital Stock of the Company, (f) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (g) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction and (h) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person.

                     "Consolidated Adjusted Net Income (Loss)" means, for any period, the Company's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for such period, as applicable.

                     "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Company and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination to (ii) the Annualized Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company.

                     "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt (including amortization of original issue discount and non-cash interest payments and accruals), the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortizations of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock.

                     "Consolidated Net Income" and "Consolidated Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (f) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (g) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (h) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person and (i) the net income (but not net loss) of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to the Company but only to the extent of such restrictions.

                     "Consolidated Net Income (Loss)" means, for any period, the Company's Consolidated Net Income or Consolidated Net Loss for such period, as applicable.

                     "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity of such Person, determined on a Consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, no effect shall be given to adjustments following the Closing Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

                     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment.
           The term "Consolidated" has a correlative meaning.

                     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the Closing Date is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Division.

                     "Corporation" means a corporation, association, company, joint-stock company or business trust.

                     "Covenant Defeasance" has the meaning specified in Section 1203.

                     "Credit Facility" means any credit facility (whether a term or revolving type) of the type customarily entered into with banks, between the Company and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facility), which credit facility is designated by the Company as a "Credit Facility" for purposes of this Indenture, as applicable, and shall include all such credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $3 billion.

                     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends, (vii) every obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person, and (viii) every obligation of the type referred to in clauses (i) through
           (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of such Debt less the unamortized portion of the original issue discount of such Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on such Debt shall be deemed not to be "Debt".

                     "Default" means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

                     "Default Amount" has the meaning specified in Section 502.

                     "Defaulted Interest" has the meaning specified in
           Section 309.

                     "Defeasance" has the meaning specified in Section 1202.

                     "Depository" shall mean The Depository Trust Company, as nominees and their respective successors.

                     "Digital Mobile" means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the Memorandum.

                     "Digital Mobile-SMR Operating Cash Flow" means, for any fiscal quarter, (i) the net income or loss, as the case may be, of the Company and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for such fiscal quarter, plus (ii) depreciation and amortization charged with respect thereto for such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or loss, by excluding (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) any other extraordinary, non-recurring or unusual items and (f) all income or losses of Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting, except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus (iii) all amounts deducted in calculating net income or loss for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

                     "Directed Investment" by the Company or any of its Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after June 1, 1997 of shares of its Capital Stock (other than the Series D Preferred Stock and Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than the Series D Preferred Stock and Redeemable Stock) designated by the Board of Directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; provided that the aggregate amount of any such Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of such cash or property received by the Company on or after June 1, 1997 from any such issuance and sale or capital contribution; and provided further that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment, (x) used to make a Restricted Payment or (y) used as the basis for the Incurrence of Debt under clause (i) of Section 1008 unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with Section 1008 (other than under clause (i) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with Section 1008 (other than under clause (i) thereof) or (III) has otherwise been repaid and, in the circumstances described in clauses (I) and (II), the Company delivers to the Trustee a certificate confirming that the requirements of such clauses have been met.

                     "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

                     "Event of Default" has the meaning specified in Section
           501.

                     "Exchange Securities" means any security of the Company containing terms identical to the Securities initially issued hereunder (except that such Securities shall have been registered under the Securities Act) that are issued and exchanged for the Securities pursuant to the Registration Rights Agreement.

                     "Exchange Act" refers to the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

                     "Existing Indentures" means the indentures relating to the Existing Senior Notes.

                     "Existing Senior Notes" means the Company's $525,855,000 principal amount at maturity of 11 1/2% Senior Redeemable Discount Notes Due 2003, $1,126,435,000 principal amount at maturity of 9 3/4% Senior Redeemable Discount Notes Due 2004, $541,830,000 principal amount at maturity of 12 1/4% Senior Redeemable Discount Notes Due 2004, $111,165,000 principal amount at maturity of 10 1/4% Senior Redeemable Discount Notes Due 2005, $409,876,000 principal amount at maturity of 10 1/2% Senior Redeemable Discount Notes Due 2004, $840,000,000 principal amount at maturity of 10.65% Senior Redeemable Discount Notes Due 2007 and $1,129,100,000 principal amount at maturity of 9 3/4% Senior Serial Redeemable Discount Notes Due 2007.

                     "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

                     "Fair Market Value" means, for purposes of clause (i) of
           Section 1008, the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that (x) the Fair Market Value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate Fair Market Value of any other property received by the Company exceeds $10 million, the Fair Market Value of such property shall be (i) so long as such a Fair Market Value determination of such property is required to be made pursuant to the Certificate of Designation for the Series D Preferred Stock or pursuant to the terms of the Series D Exchange Debenture Indenture, the Fair Market Value as so determined, which shall be set forth in an Officer's Certificate delivered to the Trustee, and (ii) otherwise, such Fair Market Value shall be as determined in good faith by the Board of Directors, including a majority of Disinterested Directors who are then members of such Board of Directors, which determination shall be conclusive if evidenced by a Board Resolution.

                     "FCC" means the Federal Communications Commission.

                     "Global Securities" has the meaning provided in Section
           201.

                     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or
           (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                     "Holder" means a Person in whose name a Security is registered in the Security Register.

                     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred", shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that the accretion of original issue discount on Debt shall not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

                     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary; provided that a transaction will not be an Investment to the extent it involves (i) the issuance or sale by the Company of its Capital Stock (other than Redeemable Stock), including options, warrants or other rights to acquire such Capital Stock (other than Redeemable Stock) or (ii) a transfer, assignment or contribution by the Company of shares of Capital Stock (or any options, warrants or rights to acquire Capital Stock), or all or substantially all of the assets of, any Unrestricted Subsidiary of the Company to another Unrestricted Subsidiary of the Company.

                     "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

                     "Licenses" means SMR licenses granted by the FCC that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business.

                     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                     "Marketable Securities" means:

                     (1) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than six months;

                     (2) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody's; and

                     (3) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

                     "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, offer to purchase or otherwise.

                     "Memorandum" means the offering memorandum dated February 6, 1998 in connection with the offering of the Securities.

                     "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

                     "Non-U.S. Person" means a person who is not a "U.S. Person" (as defined in Regulation S).

                     "Notice of Default" means a written notice of the kind specified in Section 501(5).

                     "October Indenture" means the Indenture, dated October 22, 1997, between the Company and Harris Trust and Savings Bank, Trustee, relating to the October Notes.

                     "October Notes" means the Company's $1,129,100,000 principal amount at maturity of 9 3/4% Senior Serial Redeemable Discount Notes due 2007.

                     "Offer" has the meaning specified in the definition of Offer to Purchase.

                     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its

           Subsidiaries which, at a minimum, shall include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),
           (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender their Securities pursuant to the Offer to Purchase. The Offer shall also state:

                               (1) the section of this Indenture pursuant to which the Offer to Purchase is being made;

                               (2)  the Expiration Date and the Purchase Date;

                               (3) the aggregate principal amount at Stated Maturity of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount");

                               (4)  the purchase price to be paid by the
                     Company for each $1,000 principal amount at Stated Maturity of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                               (5) the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of Securities tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

                               (6) the place or places where the Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                               (7) that interest, if any, on any Securities not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                               (8)  that on the Purchase Date the Purchase
                     Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase;

                               (9)  that each Holder electing to tender
                     Securities pursuant to the Offer to Purchase will be required to surrender such Securities at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Securities being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

                               (10) that Holders will be entitled to withdraw all or any portion of the Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at Stated Maturity of the Securities the Holder tendered, the certificate number of the Securities the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                               (11) that the Company shall purchase all such Securities duly tendered and not withdrawn pursuant to the Offer to Purchase, unless otherwise provided herein; and

                               (12)  that in the case of any Holder whose
                     Securities are purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Securities without service charge, new Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the Securities so tendered.

                     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

                     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1017 shall be the principal executive, financial or accounting officer of the Company.

                     "Offshore Global Securities" has the meaning provided in
           Section 201.

                     "Offshore Physical Securities" has the meaning provided in
           Section 201.

                     "Operating Cash Flow" means, for any fiscal quarter, (i) the Company's Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for such fiscal quarter, plus (ii) all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for such fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to

           Annualized Operating Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

                     "Operating Cash Flow to Consolidated Interest Expense Ratio" means, as at any date of determination, the ratio of (i) the Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company to (ii) the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the most recently completed fiscal quarter of the Company.

                     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

                     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                               (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                               (ii)       Securities for whose payment or
                     redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                               (iii)      Securities which have been paid
                     pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                               (iv) Securities as to which Defeasance has been effected pursuant to Section 1202;

           provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                     "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

                     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                     "Permitted Debt" means:

                               (i) any Debt (including Guarantees thereof) outstanding on the Closing Date (including the Securities) and any accretion of original issue discount and accrual of interest with respect to such Debt;

                               (ii)   any Debt outstanding under a Credit
                     Facility;

                               (iii) any Vendor Financing Debt or any other Debt Incurred to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of equipment, inventory or network assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date;

                               (iv)   Debt (A) to the Company or (B) to any
                     Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause
                     (iv);

                               (v)     Debt (A) in respect of performance,
                     surety or appeal bonds provided in the ordinary course of business, (B) under foreign currency hedge, interest rate swap or similar agreements; provided that such agreements
                     (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                               (vi) renewals, refundings or extensions of any Debt referred to in clause (i) or (iii) above or Incurred pursuant to clause (ii) of Section 1008 and any renewals, refundings or extensions thereof, plus (A) the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refunding or extension and (B) such other fees and expenses of the Company reasonably incurred in connection with the renewal, refunding or extension, provided that such renewal, refunding or extension shall constitute Permitted Debt only (a) to the extent that it does not result in an increase in the aggregate principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) of such Debt (except as permitted by clause (A) or (B) above), and (b) to the extent such renewed, refunded or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended; and

                               (vii) Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of the Company;

                               (viii)  Debt (in addition to Debt permitted
                     under clauses (i) through (vii) above) in an aggregate principal amount outstanding at any time not to exceed $450 million.

                     "Permitted Distribution" of a Person means (x) the exchange by such Person of Capital Stock (other than Redeemable Stock) for outstanding Capital Stock; (y) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of the Company that is subordinate in right of payment to the Securities, in exchange for

           (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, either (a) Capital Stock of the Company (other than Redeemable Stock) or (b) Debt of the Company that is subordinate in right of payment to the Securities on subordination terms no less favorable to the Holders of the Securities in their capacities as such than the subordination terms (or other arrangement) applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause (b), such new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value; and (z) dividend, penalty or other mandated payments, including mandatory repurchases, on or in respect of any class or series of the Company's Preferred Capital Stock that is authorized and designated on the Closing Date.

                     "Permitted Investment" means any Investment in Marketable Securities.

                     "Permitted Transaction" means (i) any transaction pursuant to agreements (whether or not definitive, and regardless of whether binding or non-binding) existing on the Closing Date and described in or incorporated by reference into the Memorandum and (ii) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business (including related activities and services) of the Company or any Restricted Subsidiary, provided (x) such transactions are in the ordinary course of business and (y) such vendor does not beneficially own more than 50% of the voting power of the Voting Stock of the Company.

                     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under
           Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                     "Preferred Capital Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                     "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 205.

                     "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

                     "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

                     "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

                     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                     "Record Expiration Date" has the meaning specified in
           Section 104.

                     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1013 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to
           Section 1013; and further provided that the Series D Preferred Stock and the Series E Preferred Stock shall not be considered to constitute Redeemable Stock.

                     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                     "Registration Rights Agreement" means the Registration Rights Agreement dated the Closing Date, between the Company, Morgan Stanley & Co. Incorporated, Chase Securities Inc., TD Securities
           (USA) Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC.

                     "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

                     "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                     "Regulation S" means Regulation S under the Securities
           Act.

                     "Required Consent" means, except as otherwise expressly provided in this Indenture with respect to matters requiring the consent of each holder of Securities affected thereby: (i) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the Securities for any action to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or (y) consent to or waive, on behalf of the holders of all the Securities, any past default and its consequences, and (ii) with respect to all other actions requiring the consent of holders of the Securities, the consent of either (x) a majority in aggregate principal amount at Stated Maturity of the Securities or (y) a majority in aggregate principal amount at Stated Maturity of (I) the Securities, (II) the September Notes, if the holders of the September Notes are being requested to consent to such action with respect to the terms of the September Notes or the September Indenture, (III) the October Notes, if the holders of the October Notes are being requested to consent to such action with respect to the terms of the October Notes or the October Indenture, and (IV) any other issue of unsubordinated, unsecured notes issued by the Company, if such notes or the indenture pursuant to which such notes were issued both (A) require the consent of the holders of such notes to such action and (B) provide that the holders thereof will vote with the holders of the Securities with respect to such action.

                     "Restricted Payments" has the meaning specified in Section 1009.

                     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the Board of Directors as (or otherwise deemed to be) a "Restricted Subsidiary" in accordance with Section 1010.

                     "Rule 144A" means Rule 144A under the Securities Act.

                     "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

                     "Securities" means securities designated in the first paragraph of the RECITALS OF THE COMPANY that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include the Securities issued on the Closing Date, any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and any other Securities issued after the Closing Date under this Indenture. For purposes of this Indenture all Securities shall vote together as one series of Securities under this Indenture.

                     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

                     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                     "September Indenture" means the Indenture, dated September 17, 1997, between the Company and Harris Trust and Savings Bank, Trustee, relating to the September Notes.

                     "September Notes" means the Company's $840,000,000 principal amount at maturity of 10.65% Senior Redeemable Discount Notes due 2007.

                     "Series D Exchange Debenture Indenture" means an indenture (having terms and conditions substantially as summarized in that certain confidential Offering Memorandum, dated July 16, 1997), prepared in connection with the original issuance by the Company of shares of Series D Preferred Stock, pursuant to which certain exchange debentures may be issued by the Company in exchange for outstanding shares of Series D Preferred Stock.

                     "Series D Preferred Stock" means the 13% Series D Exchangeable Redeemable Preferred Stock of the Company issued on July 21, 1997 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

                     "Series E Preferred Stock" means the 11.125% Series E Exchangeable Redeemable Preferred Stock of the Company issued on February 11, 1998 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

                     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

                     "Specialized Mobile Radio" or "SMR" means a mobile radio communications system that is operated as described in the Memorandum.

                     "Stated Maturity" when used with respect to any Debt security or any installment of interest thereon, means the date specified in such Debt security as the fixed date on which the principal of such Debt security or such installment of interest is due and payable.

                     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                     "Total Common Equity" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

                     "Total Market Value of Equity" of the Company means, as of any day of determination, the sum of (1) the product of (i) the aggregate number of outstanding primary shares of Common Stock of the Company on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of the Company) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (2) the liquidation value of any outstanding shares of Preferred Capital Stock of the Company on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

                     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

                     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                     "U.S. Global Securities" has the meaning provided in
           Section 201.

                     "U.S. Government Obligation" has the meaning specified in
           Section 1204.

                     "U.S. Physical Securities" has the meaning provided in
           Section 201.

                     "Unrestricted Subsidiary" means Unrestricted Subsidiary Funding Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with Section 1010.

                     "Vendor Financing Debt" means any Debt owed to (i) a vendor or supplier of any property or materials used by the Company or its Restricted Subsidiaries in their telecommunications business,
           (ii) any Affiliate of such a vendor or supplier, (iii) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (iv) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of (w) the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials),
           (x) the cost of design, development, site acquisition and construction, (y) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and (z) the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

                     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                     "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries.


SECTION 102.  Compliance Certificates and Opinions.

                     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

                     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

                     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Dates.

                     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                     The ownership of Securities shall be proved by the Security Register.

                     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

                     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2), (iv) any direction referred to in
Section 512 or (v) the Required Consent. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

                     With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Record Expiration Date" and from time to time may change the Record Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

                     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.  Notices, Etc., to Trustee and Company.

                     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office,
           Attention: Indenture Trust Division, or

                     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.  Notice to Holders; Waiver.

                     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.  Conflict with Trust Indenture Act.

                     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.  Effect of Headings and Table of Contents.

                     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.  Successors and Assigns.

                     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 110.  Separability Clause.

                     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.  Benefits of Indenture.

                     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.  GOVERNING LAW.

                     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


SECTION 113.  Legal Holidays.

                     In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity.


SECTION 114.  No Recourse Against Others.

                     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.


                                  ARTICLE TWO

                                 Security Forms

SECTION 201.  Forms Generally.

                     The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

                     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Section 202 (the "U.S. Global Securities"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee as custodian for the Depository or its nominee, as hereinafter provided.

                     Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities in registered form substantially in the form set forth in Section 202 (the "Offshore Global Securities") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

                     The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Securities and the Offshore Global Securities are sometimes collectively herein referred to as the "Global Securities."

                     Securities offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Section 202 (the "U.S. Physical Securities"). Securities issued pursuant to Section 307 in exchange for interests in the Global Securities shall be in the form of permanent certificated Securities in registered form substantially in the form set forth in Section 202 (the "Offshore Physical Securities").

                     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.


SECTION 202.  Form of Face of Security.

                           Nextel Communications, Inc.
             9.95% Senior Serial Redeemable Discount Notes due 2008


No.                                                                   $
   -----------                                                         --------
                                                              CUSIP NO.
                                                                       --------
                                                               CINS NO.
                                                                       --------


                     Nextel Communications, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of
_____________________ Dollars on February 15, 2008 and to pay cash interest thereon from February 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing August 15, 2003 at the rate of 9.95% per annum, until the principal hereof is paid or duly provided for, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 9.95% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such

Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                     The principal of this Security shall not bear or accrue cash interest until February 15, 2003, except in the case of a default in payment of principal upon acceleration, redemption or repurchase and, in such case, the overdue principal and any overdue premium shall bear interest at the rate of 9.95% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of 9.95% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or duly provided for, and such shall be payable on demand.

                     If an exchange offer registered under the Securities Act is not consummated on or before August 15, 1998 in accordance with the terms of the Registration Rights Agreement, interest (in addition to the accrual of original issue discount during the period ending February 15, 2003 and in addition to the interest otherwise due on the Securities after such date) will accrue from August 15, 1998, at an annual rate of 0.5% of Accreted Value on the preceding Semi-Annual Accrual Date on the Securities (and if such exchange offer is not consummated before November 15, 1998, an additional incremental interest amount will accrue from November 15, 1998 at an annual rate of 0.5% of Accreted Value on the preceding Semi-Annual Accrual Date) payable in cash semi-annually, in arrears, on each February 15 and August 15, commencing February 15, 1999, until the earlier of the date upon which (i) the exchange offer is consummated, (ii) a Shelf Registration Statement with respect to all Registrable Securities (as defined in the Registration Rights Agreement) is declared effective, or (iii) the Securities become fully tradeable without registration under the Securities Act, provided that upon the request of any Holder of the Securities, the Company will deliver to such Holder certificates evidencing such Holder's Securities without the Private Placement Legend. The Holder of this Security is entitled to the benefits of such Registration Rights Agreement.

                     Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                        NEXTEL COMMUNICATIONS, INC.
[Seal]

                                        By:
                                           ----------------------
                                         Title:
Attest:

------------------------------
Title:

SECTION 203.  Form of Reverse of Security.

                     This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Serial Redeemable Discount Notes due 2008 (herein called the "Securities"), limited in aggregate principal amount at Stated Maturity to $1,627,000,000, issued and to be issued under an Indenture, dated as of February 11, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                     The Securities may be redeemed at any time on or after February 15, 2003, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice mailed by first class mail to each holder's last address as it appears in the Security Register, at the Redemption Prices (expressed as a percentage of the principal amount at maturity thereof) set forth below, plus an amount in cash equal to all accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning February 15 of each of the years set forth below.

          YEAR                                    PERCENTAGE
          ----                                    ----------
          2003                                    104.9750%
          2004                                    103.3167%
          2005                                    101.6583%

                     On or after February 15, 2006, the Company may redeem the Securities at a Redemption Price equal to 100% of the principal amount at maturity thereof, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                     In addition to any redemption provided for in the immediately preceding paragraphs, in the event of the sale by the Company after the Closing Date and prior to February 15, 2001 of its Capital Stock (other than Redeemable Stock) in a single transaction or series of transactions for an aggregate purchase price equal to or exceeding $125 million, up to a maximum of 35% of the aggregate Accreted Value of the Outstanding Securities will, within 180 days of such sale, at the option of the Company, upon not less than 30 nor more than 60 days' notice by mail, be redeemable from the net proceeds thereof (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Company's Capital Stock so sold, in each case net of all commissions, discounts, fees, expenses and taxes incurred in respect thereof) at a Redemption Price equal to 109.95% of the Accreted Value of the Securities to be redeemed to the Redemption Date.

                     For purposes of this Security and the Indenture, Accreted Value of any Outstanding Security as of or to any date of determination means an amount equal to the sum of (i) the issue price of such Security as determined in accordance with Section 1273 of the Code plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Security) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Security (a) for each six-month or shorter period ending April 30 or October 31 prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such Security, which amounts are considered as part of the "stated redemption price at maturity" of such Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

                     The Securities do not have the benefit of any sinking fund obligations.

                     In the event of redemption, or purchase pursuant to an Offer to Purchase, of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                     If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount of the Securities, in the manner and with the effect provided in the Indenture. Prior to February 15, 2003, the Default Amount in respect of this Security as of any particular date shall equal the Accreted Value of this Security as of such date. On and after February 15, 2003, the Default Amount in respect of this Security as of any particular date shall equal 100% of the principal amount payable in respect of this Security at the Stated Maturity hereof. Upon payment of (i) the Default Amount so declared due and payable and any overdue installment of interest in respect of this Security, (ii) any overdue principal or premium payable on redemption or repurchase of this Security and (iii) as provided on the face hereof, any interest on any overdue Default Amount, principal, premium or interest in respect of this Security (to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any premium and interest on this Security shall terminate.

                     The Indenture provides that, subject to certain conditions, if a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all of the Securities.

                     Unless the context otherwise requires, references herein to the principal amount of any Security mean, as of any day, (i) with respect to any portion thereof required hereunder to be redeemed or repurchased on any redemption or repurchase date on or prior to such day, the amount due and payable in respect of such portion upon such redemption or repurchase date (excluding premium and interest), (ii) with respect to any portion thereof not required to be so redeemed or repurchased, but which has been declared due and payable prior to the Stated Maturity thereof as provided in the Indenture, the Default Amount in respect of such portion as of such day and (iii) with respect to any portion thereof not required so to be redeemed or repurchased and not so declared due and payable, such portion of the principal amount of such Security payable at Stated Maturity thereof.

                     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee after having received the Required Consent (defined as follows). The Indenture also contains provisions permitting those Persons giving the Required Consent, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                     As used herein, "Required Consent" means, except as otherwise expressly provided in the Indenture with respect to matters requiring the consent of each holder of Securities affected thereby: (i) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the Securities for any action to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or (y) consent to or waive, on behalf of the holders of all the

Securities, any past default and its consequences, and (ii) with respect to all other actions requiring the consent of holders of the Securities, the consent of either (x) a majority in aggregate principal amount at Stated Maturity of the Securities or (y) a majority in aggregate principal amount at Stated Maturity of (I) the Securities, (II) the September Notes, if the holders of the September Notes are being requested to consent to such action with respect to the terms of the September Notes or the September Indenture, (III) the October Notes, if the holders of the October Notes are being requested to consent to such action with respect to the terms of the October Notes or the October Indenture, and (IV) any other issue of unsubordinated, unsecured notes issued by the Company, if such notes or the indenture pursuant to which such notes were issued both (A) require the consent of the holders of such notes to such action and (B) provide that the holders thereof will vote with the holders of the Securities with respect to such action.

                     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount at Stated Maturity of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount at Stated Maturity of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, within 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on or after the Purchase Date.)

                     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

                     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                           [FORM OF TRANSFER NOTICE]

                     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES
            AND UNLEGENDED OFFSHORE PHYSICAL AND GLOBAL SECURITIES]

                     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement with respect to resales of the Securities is declared effective or
(ii) the end of the period referred to in Rule 144(k) under the Securities

Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
     ---------------------       -------------------------------------------
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

           The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     ---------------------       -------------------------------------------
                                 NOTICE: To be executed by an executive
                                 officer.

                       OPTION OF HOLDER TO ELECT PURCHASE

                     If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1013 of the Indenture, check the box:

                                      [  ]

                     If you want to elect to have only a part of the principal amount at Stated Maturity of this Security purchased by the Company pursuant to
Section 1013 of the Indenture, state the portion of such amount:  $_________


Dated:                       Your Signature:
                                            -----------------------------------
                                            (Sign exactly as name appears on the
                                            other side of this Security)

Signature Guarantee:
                    -----------------------------------

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)


SECTION 204.  Form of Trustee's Certificate of Authentication.

Dated:

    This is one of the Securities referred to in the within-mentioned Indenture.


                                        Harris Trust and Savings Bank,
                                        as Trustee


                                        By
                                           ----------------------------
                                           Authorized Signatory


SECTION 205. Restrictive Legends. Unless and until a Security is exchanged for an Exchange Security or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Security and each U.S. Physical Security shall bear the legend set forth below on the reverse thereof and (ii) each Offshore Physical Security and each Offshore Global Security shall bear the legend set forth below on the reverse thereof, until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit A hereto:

                     THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SENIOR NOTE, RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO NEXTEL COMMUNICATIONS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
(E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF SENIOR NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO NEXTEL COMMUNICATIONS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NEXTEL COMMUNICATIONS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND

"U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                     Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the reverse thereof:

                     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 307 OF THE INDENTURE.


                                  ARTICLE THREE

                                 The Securities

SECTION 301.  Title and Terms.

                     The aggregate principal amount at Stated Maturity of Securities which may be authenticated and delivered under this Indenture is limited to $1,627,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 308, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1013.

                     The Securities shall be known and designated as the "Senior Serial Redeemable Discount Notes due 2008" of the Company. Their Stated Maturity shall be February 15, 2008 and they shall bear cash interest at the rate of 9.95% per annum, from February 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 15 and August 15, commencing August 15, 2003 until the principal thereof is paid or made available for payment.

                     The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                     The Company may be required to make an Offer to Purchase the Securities as provided in Section 1013.

                     The Securities shall be redeemable as provided in Article Two and Article Eleven.

                     The Securities shall be subject to Defeasance and/or Covenant Defeasance as provided in Article Twelve.


SECTION 302.  Denominations.

                     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.


SECTION 303.  Execution, Authentication, Delivery and Dating.

                     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                     Each Security shall be dated the date of its authentication.

                     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.  Temporary Securities.

                     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and of a like tenor. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305. Registration, Registration of Transfer and Exchange.

                     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

                     At the option of the Holder, Securities may be exchanged for other Securities (including an exchange of securities for Exchange Securities) of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency provided, that no exchange of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that Securities that are exchanged for Exchange Securities pursuant to such Registration Statement shall be canceled by the Trustee. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1013, and in any such case not involving any transfer.

                     The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. Book-Entry Provisions for Global Security.

                     (a) The Global Security initially shall (i) be registered in the name of the Depository for such Global Security or the nominee of such Depository; (ii) be delivered to the Trustee as custodian for such Depository; and (iii) bear legends as set forth in Section 205.

                     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                     (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 307. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Securities or Offshore Global Securities, respectively, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the U.S. Global Securities or Offshore Global Securities, as the case may be, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request therefor from the Depository or (iii) in accordance with the rules and procedures of the Depository and the provisions of Section 307.

                     (c) In connection with any transfer of a portion of the beneficial interests in the Global Security to beneficial owners pursuant to paragraph (b) of this Section, the Security Registrar shall reflect on the Security Register the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                     (d) In connection with the transfer of an entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to paragraph (b) of this Section, such U.S. Global Security or Offshore Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities of authorized denominations.

                     (e) Any Physical Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b), (c) or (d) of this Section shall, except as otherwise provided by paragraph (d) of Section 307 bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 205.

                     (f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 307.  Special Transfer Provisions.

                     Unless and until a Security is exchanged for an Exchange Security or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

                     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Security or an interest in the Global Security prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

                     (i) If the Security to be transferred consists of (x) (A) U.S. Physical Securities or (B) an interest in an Offshore Global Security prior to the removal of the Private Placement Legend, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A, to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

                     (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Security Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect in the Security Register the date and an increase in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

                     (b) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                     (i) The Security Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Security Registrar (A) a certificate substantially in the form of Exhibit B hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $250,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

                     (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Security Registrar of (x) the documents, if any, required by the preceding paragraph (i), and (y) instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                     (c) Transfers of Interests in the Offshore Global Securities or Offshore Physical Securities. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Securities or Offshore Physical Securities:

                     (i) prior to removal of the Private Placement Legend from an Offshore Global Security or Offshore Physical Security pursuant to Section 205, the Security Registrar shall refuse to register such transfer unless such transfer complies with Section 307(a) or Section 307(d), as the case may be; and

                     (ii) after such removal, the Security Registrar shall register the transfer of any such Security without requiring any additional certification.

                     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

                     (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in a U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

                     (ii)      (A)        If the proposed Transferor is an
           Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Security Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on



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



           its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

                     (e) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by Section 205 exist or (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                     (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in the Private Placement Legend and in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Trustee or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                     The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this
Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities.

                     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                     If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 309.  Payment of Interest; Interest Rights Preserved.

                     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 310.  Persons Deemed Owners.

                     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 311.  Cancellation.

                     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to Section 1013 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities



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



canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy canceled Securities.


SECTION 312.  Computation of Interest.

                     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 313.  CUSIP, CINS and ISIN Numbers.

                     The Company in issuing the Securities may use "CUSIP," "CINS" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use the "CUSIP," "CINS" and "ISIN" numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge of Indenture.

                     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                     (1)       either

                               (A)        all Securities theretofore
                     authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                               (B) all such Securities not theretofore delivered to the Trustee for cancellation



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



                                        (i)       have become due and payable,
                               or

                                        (ii)      will become due and payable
                               at their Stated Maturity within one year, or

                                        (iii)     are to be called for
                               redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.  Application of Trust Money.

                     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.





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



                                  ARTICLE FIVE

                                    Remedies

SECTION 501.  Events of Default.

                     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (1) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                     (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                     (3) default, on the applicable Purchase Date, in the purchase of Securities required to be purchased by the Company pursuant to an Offer to Purchase as to which an Offer has been mailed to Holders or failure to make an Offer to Purchase as required hereunder; or

                     (4)       default in the performance, or breach, of
           Section 801; or

                     (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default whose performance or whose breach is elsewhere in this Section specifically dealt with) or in the Securities, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount at Stated Maturity of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                     (6) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt for money borrowed by the Company or any Restricted Subsidiary (or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $25,000,000, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Debt becoming or being declared due and payable; or

                     (7) a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary in an aggregate amount in excess of $25,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; or

                     (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                     (9) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary, or the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.


SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

                     If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount at Stated Maturity of the Outstanding Securities may declare the

Default Amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Default Amount and any accrued interest shall become immediately due and payable. If an Event of Default specified in
Section 501(8) or (9) occurs, the Default Amount of and any accrued interest on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

                     Prior to February 15, 2003, the "Default Amount" in respect of any particular Security as of any particular date shall equal the Accreted Value of the Security as of such date. On and after February 15, 2003, the Default Amount in respect of any particular Security as of any particular date shall equal 100% of the principal amount payable in respect of the Security at the Stated Maturity thereof.

                     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount at Stated Maturity of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                               (A)        all overdue interest on all
                     Securities (without duplication of any amount thereof paid or deposited pursuant to Clause (B) or (C) below),

                               (B)        the principal of (and premium, if
                     any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities (without duplication of any amount thereof paid or deposited pursuant to Clause (A) above or Clause (C) below),

                               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities (without duplication of any amount thereof paid or deposited pursuant to Clause
                     (A) or (B) above), and

                               (D)        all sums paid or advanced by the
                     Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

           and

                     (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.




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



No such rescission shall affect any subsequent default or impair any right consequent thereon.

                     Unless the context otherwise requires, references in this Indenture to the principal amount of any Security mean, as of any day, (i) with respect to any portion thereof required thereunder to be redeemed or repurchased on any redemption or repurchase date on or prior to such day, the amount due and payable in respect of such portion upon such redemption or repurchase date (excluding premium and interest), (ii) with respect to any portion thereof not required to be so redeemed or repurchased, but which has been declared due and payable prior to the Stated Maturity thereof, the Default Amount in respect of such portion as of such day and (iii) with respect to any portion thereof not required so to be redeemed or repurchased and not so declared due and payable, such portion of the principal amount of such Security payable at Stated Maturity thereof.


SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

                     The Company covenants that if

                     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

                     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the

Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


SECTION 505.  Trustee May Enforce Claims Without Possession of Securities.

                     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  Application of Money Collected.

                     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                     FIRST:  To the payment of all amounts due the Trustee under
           Section 607; and

                     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.




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



SECTION 507.  Limitation on Suits.

                     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                     (2) the Holders of not less than 25% in principal amount at Stated Maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount at Stated Maturity of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  Restoration of Rights and Remedies.

                     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  Rights and Remedies Cumulative.

                     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

                     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

                     By giving the Required Consent, those Persons giving the Required Consent shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.  Waiver of Past Defaults.




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



                     By giving the Required Consent, those Persons giving the Required Consent may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default

                     (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

                     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  Undertaking for Costs.

                     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.


SECTION 515.  Waiver of Stay or Extension Laws.

                     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.





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



                                   ARTICLE SIX

                                   The Trustee

SECTION 601.  Certain Duties and Responsibilities.

                     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  Notice of Defaults.

                     The Trustee shall give the Holders notice of any Default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.


SECTION 603.  Certain Rights of Trustee.

                     Subject to the provisions of Section 601:

                     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;



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



                     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to examine the books, records and premises of the Company, personally or by agent or attorney; and

                     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


SECTION 604.  Not Responsible for Recitals or Issuance of Securities.

                     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 605.  May Hold Securities.

                     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


SECTION 606.  Money Held in Trust.

                     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.





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SECTION 607.  Compensation and Reimbursement.

                     The Company agrees:

                     (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                     (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                     The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

                     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or Section 501(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                     The provisions of this Section shall survive any termination of this Indenture.


SECTION 608.  Conflicting Interests.

                     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.





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SECTION 609.  Corporate Trustee Required; Eligibility.

                     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in Chicago, Illinois or the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.  Resignation and Removal; Appointment of Successor.

                     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

                     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount at Stated Maturity of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     (d)       If at any time:

                     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                     (2)       the Trustee shall cease to be eligible under
           Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or



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           any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount at Stated Maturity of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.  Acceptance of Appointment by Successor.

                     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.





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SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

                     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.  Preferential Collection of Claims Against Company.

                     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


SECTION 614.  Appointment of Authenticating Agent.

                     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Section 308, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion



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



or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                     This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                        Harris Trust and Savings Bank, as
                                        Trustee



                                        By
                                          ---------------------------,
                                          As Authenticating Agent


                                        By
                                          ---------------------------
                                          Authorized Signatory





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                                 ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

                     The Company will furnish or cause to be furnished to the Trustee

                     (a) semi-annually, not more than 15 days after each February 1 and August 1, commencing February 1, 2003, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.  Preservation of Information; Communications to Holders.

                     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  Reports by Trustee.

                     (a) Within 60 days after January 15 of each year commencing January 15, 1999, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.




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                     (b)       A copy of each such report shall, at the time of
such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.  Reports by Company.

                     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. The Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.


                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  Company May Consolidate, Etc. Only on Certain Terms.

           The Company (x) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (x) or (y), at the time and after giving effect thereto

                     (i) either: (A) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect, and



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                     (ii)      immediately before and immediately after giving
           effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and

                     (iii) the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, shall be equal to or greater than that of the Company immediately prior to such transaction or series of transactions;

provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

           In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof (required under clause (i)(B) of the preceding paragraph) comply with the requirements of this Indenture and an Opinion of Counsel that the conditions of this Article 8 have been complied with. Each such Officers' Certificate shall set forth the manner of determination of the Consolidated Net Worth in accordance with clause (iii) of the preceding paragraph.

           For all purposes of this Indenture and the Securities (including the provisions described in the two immediately preceding paragraphs and Section 1008 and Section 1010), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 1010 and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.


SECTION 802.  Successor Substituted.

                     Upon any transaction or series of transactions that are of the type described in clause (x) or (y) of, and are effected in accordance with, Section 801, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.





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                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 901.  Supplemental Indentures Without Consent of Holders.

                     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                     (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                     (3) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

                     (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect (as determined in good faith by the Board of Directors).


SECTION 902.  Supplemental Indentures with Consent of Holders.

                     After receipt of the Required Consent, given by Act of those Persons giving the Required Consent delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or reduce the Default Amount that would be due and payable on acceleration of the Maturity thereof pursuant to
           Section 502, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or



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           after the Redemption Date or, in the case of any Security required to be purchased pursuant to an Offer to Purchase, on or after the applicable Purchase Date), or

                     (2) reduce the percentage in principal amount at Stated Maturity of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                     (3)       modify any of the provisions of this Section,
           Section 513 or Section 1018, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

                     (4) modify any provisions of this Indenture relating to the calculation of Accreted Value, or

                     (5) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1013, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

                     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

                     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.  Effect of Supplemental Indentures.

                     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.





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SECTION 905.  Conformity with Trust Indenture Act.

                     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.  Reference in Securities to Supplemental Indentures.

                     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                   ARTICLE TEN

                                    Covenants

SECTION 1001.  Payment of Principal, Premium and Interest.

                     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

                     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee will promptly forward copies thereof to the Company.

                     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner



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relieve the Company of its obligation to maintain an office or agency in the
Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003. Money for Security Payments to be Held in Trust.

                     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

                     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English



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language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 1004. Existence.

                     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005. Maintenance of Properties.

                     The Company will cause all material properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1006. Payment of Taxes and Other Claims.

                     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.





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SECTION 1007.  Maintenance of Insurance.

                     The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore all material properties to which such proceeds relate, provided, however, that the Company shall not be required to repair, replace or otherwise restore any such material property if the Board of Directors in good faith determines that such inaction is desirable in the conduct of the business of the Company or any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1008.  Limitation on Consolidated Debt.

           The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless (i) with respect to Debt Incurred under this clause (i), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds (or 80% of the Fair Market Value of property other than cash) received by the Company after June 1, 1997 from the issuance and sale (other than to a Restricted Subsidiary) of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) proceeds applied for use as a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company either abandons its plans to make such Investment or is able to make such Investment pursuant to Section 1009 (other than as a Directed Investment)) and (y) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (c)(2) of
Section 1009, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or (ii) on the date of such Incurrence, after giving effect to the Incurrence of such Debt (or Acquired
Debt) and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Company or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.


SECTION 1009.  Limitation on Restricted Payments.

           The Company shall not, directly or indirectly:

                     (i) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in its



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           Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase any such Capital Stock (other than Redeemable Stock));

                     (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), any Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock);

                     (iii) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities; or

                     (iv) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

(each of the foregoing actions set forth in clauses (i) through (iv), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto:

                     (a) no Default or Event of Default shall have occurred and be continuing;

                     (b) except with respect to Investments, after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

                     (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 shall not exceed:

                               (1) 50% of the Consolidated Net Income (or, in the case of a Consolidated Net Loss, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

                               (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith



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                     determination shall be conclusive and evidenced by a Board
                     Resolution), received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after February 15, 1994 of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) (except for purposes of determining whether an Investment under clause (iv) above is permitted) shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof) issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Business Acquisition and NTT transactions as defined and described in the Company's prospectus, dated February 9, 1994, relating to the Company's Senior Redeemable Discount Notes due 2004 and (y) shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used (A) to make a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company is able to make such Investment pursuant to this Section 1009 (other than as a Directed Investment)) or (B) to Incur Debt under clause (i) of Section 1008 (unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with the Section 1008 (other than under clause (i) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with Section 1008 (other than under clause (i) thereof) or (III) has otherwise been repaid), plus

                               (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) after February 15, 1994 of any Capital Stock of the Company (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of the Company or a Restricted Subsidiary.

           The foregoing limitations in this Section 1009 do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment shall be counted as a Restricted Payment for purposes of clause (c) above. In addition, the foregoing limitations do not prevent the Company from (I) paying a dividend on Capital Stock of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of this Indenture, (II) repurchasing Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year (with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (c) above) or (III) the repurchase, redemption or other acquisition for value of Capital Stock of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency; or



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(IV) Investments in Unrestricted Subsidiary Funding Company so long as (x) such
Investments are invested in Nextel International, Inc. and (y) Nextel International, Inc. is a Subsidiary of the Company.

           Notwithstanding the foregoing limitations in this Section 1009, the Company will be permitted to make any Investment in a Person that is not (either before or after giving effect thereto) a Subsidiary of the Company, provided that, immediately after giving effect thereto, the amount equal to (a) the aggregate amount of all Investments made pursuant to this paragraph minus
(b) all cash received by the Company or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of the Company of any such Investment (or portion thereof) included in such aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of such Investment (or portion thereof) so included), shall not exceed the greater of (i) $250 million and (ii) 2% of the Total Market Value of Equity of the Company as of such time. For purposes of determining the aggregate amount of Investments referred to in clause (a), the amount of any Investment shall be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof (to the extent such portion constitutes an Investment) at the time such Investment is made, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

           Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause
(a) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

           For purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

           For purposes of this Section 1009, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Board



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



of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).


SECTION 1010.  Restricted Subsidiaries.

           The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Company and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of the Company most recently completed prior to the date of such action.

           The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt, if any, of such Unrestricted Subsidiary or Person outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

           Subject to the second preceding paragraph and compliance with
Section 1009, the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

           The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of Section 1009 (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

           Notwithstanding the foregoing provisions of this Section 1010, the Board of Directors may not designate a Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any of its other Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary, (b) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any



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



Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

           The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this Section 1010, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Company more than twice in any period of five years.


SECTION 1011.  Transactions with Affiliates.

           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided, however, that this Section 1011 shall not limit, or be applicable to, (i) any transaction between Unrestricted Subsidiaries not involving the Company or any Restricted Subsidiary, (ii) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or (iii) any Permitted Transactions. In addition, any transaction or series of related transactions, other than Permitted Transactions, between the Company or any Restricted Subsidiary and any Affiliate of the Company (other than a Restricted Subsidiary) involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of the Company's Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution. For purposes of this Section 1011, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this Section 1011.


SECTION 1012.  [Intentionally Omitted]


SECTION 1013.  Change of Control.

           Upon the occurrence of a Change of Control, the Company shall be required to make an Offer to Purchase Outstanding Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on any Purchase Date prior to February 15, 2003 or 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to any Purchase Date on and after February 15, 2003. The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 60 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.


SECTION 1014.  [Intentionally Omitted]


SECTION 1015.  Activities of the Company and Restricted Subsidiaries.

           The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities and services as the Company and the Restricted Subsidiaries are engaged in on the Closing Date.


SECTION 1016.  Provision of Financial Information.

           Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.


SECTION 1017.  Statement by Officers as to Default; Compliance Certificates.

                     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the



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



Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                     (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.


SECTION 1018.  Waiver of Certain Covenants.

                     The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801, provided pursuant to
Section 901(2) and set forth in Sections 1004 to 1016, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount at Stated Maturity of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.


SECTION 1019.  Company to Supply Information Concerning
               Original Issue Discount.

                     The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities relating to original issue discount, including without limitation, Form 1099-OID or any successor form.


                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101.  Right of Redemption.

                     The Securities may be redeemed at any time on or after February 15, 2003, at the Company's option, in whole or in part, upon not less than 30 or more than 60 days' prior written notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the redemption prices (expressed as a percentage of the principal amount at maturity thereof) set forth below, plus an amount in cash equal to all accrued and unpaid interest to the Redemption

Date, if redeemed during the 12-month period beginning February 15 of each of the years set forth below.

               YEAR                          PERCENTAGE
               ----                          ----------
               2003                          104.9750%
               2004                          103.3167%
               2005                          101.6583%

                     On or after February 15, 2006, the Company may redeem the Securities at a Redemption Price equal to 100% of the principal amount at maturity thereof, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates for the payment of such interest installments.

                     In addition to any redemption provided for in the immediately preceding paragraphs, in the event of the sale by the Company after the Closing Date and prior to February 15, 2001 of its Capital Stock (other than Redeemable Stock) in a single transaction or series of transactions for an aggregate purchase price equal to or exceeding $125 million, up to a maximum of 35% of the aggregate Accreted Value of the Outstanding Securities will, within 180 days of such sale, at the option of the Company, upon not less than 30 nor more than 60 days' notice by mail, be redeemable from the net proceeds thereof (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Company's Capital Stock so sold, in each case net of all commissions, discounts, fees, expenses and taxes incurred in respect thereof) at a Redemption Price equal to 109.95% of the Accreted Value of the Securities to be redeemed to the Redemption Date.


SECTION 1102.  Applicability of Article.

                     Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article.


SECTION 1103.  Election to Redeem; Notice to Trustee.

                     The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company pursuant to Section 1101, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.

                     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Security of $1,000 in principal amount or less shall be redeemed in part.

                     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                     For all purposes of this Indenture and of the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.  Notice of Redemption.

                     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                     All notices of redemption shall state (including CUSIP, CINS and ISIN numbers, if any):

                     (1)       the Redemption Date,

                     (2)       the Redemption Price,

                     (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, including CUSIP, CINS and ISIN numbers,

                     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and
           (i) that, in the case of a Redemption Date on or after February 15, 2003, cash interest thereon will cease to accrue on and after said Redemption Date and (ii) that, in the case of a Redemption Date prior to February 15, 2003, the Accreted Value thereof will not increase after said Redemption Date,

                     (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                     (6) if the redemption is being made pursuant to the provisions of the Securities set forth in the third paragraph of
           Section 203, a brief description of the nature and amount of Capital Stock sold by the Company, the aggregate purchase price thereof and the net cash proceeds therefrom available for such redemption, the date or dates on which such sale was completed and the percentage of the aggregate Accreted Value of Outstanding Securities being redeemed.

                     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.


SECTION 1106.  Deposit of Redemption Price.

                     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 1107.  Securities Payable on Redemption Date.

                     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Securities shall not bear interest and the Accreted Value of such Securities shall thereupon and thereafter conclusively be deemed to be their Accreted Value determined on and as of such Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

                     If any Security called for redemption in accordance with the election of the Company made pursuant to Section 1101 shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.


SECTION 1108.  Securities Redeemed in Part.

                     Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the



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



Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal amount at Stated Maturity of the Security so surrendered.


                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.  Company's Option to Effect Defeasance or Covenant Defeasance.

                     The Company may elect, at its option at any time, to have
Section 1202 or Section 1203 applied to the Outstanding Securities (as a whole and not in part) upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.


SECTION 1202.  Defeasance and Discharge.

                     Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter called "Defeasance"), and thereafter such Securities shall not be subject to redemption pursuant thereto. For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in
Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to the Outstanding Securities (as a whole and not in part) notwithstanding the prior exercise of its option to have Section 1203 applied to such Securities.

SECTION 1203.  Covenant Defeasance.

                     Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), (1) the Company shall be released from its obligations under Section 801(iii), Sections 1005 through 1016, inclusive, and any covenant provided pursuant to
Section 901(2) and (2) the occurrence of any event specified in Section 501(4) (with respect to Section 801(iii)), Section 501(5) (with respect to any of Sections 1005 through 1016, inclusive, and any such covenants provided pursuant to Section 901(2)), Section 501(6) or Section 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in
Section 1204 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 501(4) and 501(5)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.


SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.

                     The following shall be the conditions to the application of Section 1202 or Section 1203 to the Outstanding Securities:

                     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any installment of interest on such Securities on the respective Stated Maturities thereof, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depository receipt issued by a bank (as defined in

           Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

                     (2) In the event of an election to have Section 1202 apply to the Outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                     (3) In the event of an election to have Section 1203 apply to the Outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                     (4) No Default with respect to the Outstanding Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(8) and (9), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                     (5) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                     (6) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                     (7) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.



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



                     (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.


SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

                     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1206, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

                     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

                     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Outstanding Securities.


SECTION 1206.  Reinstatement.

                     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1202 or 1203 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1205 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.



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



                              --------------------


                     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
                     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        NEXTEL COMMUNICATIONS, INC.


                                        By: /s/ STEVEN SHINDLER
                                           -----------------------------------

                                        Title: Steven Shindler, Vice President
                                              --------------------------------

Attest:

/s/ RIED ZULAGER
------------------------------
Ried Zulager, Secretary

                                        HARRIS TRUST AND SAVINGS BANK, Trustee


                                        By: /s/ J. BARTOLINI
                                           ----------------------------------

                                        Title:  Vice President
                                              -------------------------------

Attest:

/s/ D.G. DONOVAN
------------------------------





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



                                                                       EXHIBIT A

                           Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S

                                                          ---------------, -----


Harris Trust and Savings Bank
311 West Monroe Street
12th Floor
Chicago, Illinois  60606

Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia 22102

              Re:    Nextel Communications, Inc. (the "Company")
                     9.95% Senior Serial Redeemable Discount Notes Due 2008 (the "Notes")

Dear Sirs:

                     This letter relates to U.S. $__________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to
Section 2.02 of the Indenture dated as of February 11, 1998 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

                     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]


                                        By:
                                           ----------------------------
                                              Authorized Signature




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

                                                                       EXHIBIT B


                       Form of Certificate to Be Delivered
                         in Connection with Transfers to
                   Non-QIB Institutional Accredited Investors

                                                            --------- ---, -----


Harris Trust and Savings Bank
311 West Monroe Street
12th Floor
Chicago, Illinois  60606

Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia  22102

           Re:       Nextel Communications, Inc. (the "Company")
                     9.95% Senior Serial Redeemable Discount Notes due 2008 (the "Notes")

Dear Sirs:

                     In connection with our proposed purchase of U.S.$__________ aggregate principal amount at stated maturity of the Notes, we confirm that:

                     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 11, 1998 (the "Indenture"), relating to the Notes, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer or sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, or (F) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you



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



and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                           -----------------------------------
                                           Authorized Signature

                                                                       EXHIBIT C

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                          ---------------, -----

Harris Trust and Savings Bank
311 West Monroe Street
12th Floor
Chicago, Illinois  60606

Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia  22102

           Re:       Nextel Communications, Inc. (the "Company")
                     9.95% Senior Redeemable Discount Notes due 2008
                     (the "Notes")

Dear Sirs:

                     In connection with our proposed sale of U.S. $__________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

                     (1) the offer of the Notes was not made to a person in the United States;

                     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.




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



                                        Very truly yours,

                                        [Name of Transferor]



                                        By:
                                           ---------------------------------
                                           Authorized Signature




                                       98